FOR IMMEDIATE RELEASE

CatchMark Announces Fourth Quarter,
Full Year 2014 Results and Outlook for 2015
Significant Gains Registered in Revenues and Adjusted EBITDA
Class B-3 Share Conversion Accelerated

ATLANTA - February 23, 2015 - CatchMark Timber Trust, Inc. (NYSE: CTT) announced today that improvements in operations and timberland acquisitions combined to lift substantially company revenues, Adjusted EBITDA, and net income for the 12-month period ended December 31, 2014, compared to year-earlier results:

•	Revenues increased to $54.3 million, a 69% increase over full-year 2013.

•	Adjusted EBITDA rose to $23.7 million, a 582% increase over full-year 2013.

•	Net income increased to $0.7 million from a net loss of $13.2 million in 2013.

•	Total harvest volume increased by 49% to 1,366,000 tons from 919,000 tons in 2013.

•	Average net prices for sawtimber and pulpwood increased by 20% and 14% respectively over full-year 2013.
New timberlands acquisitions comprised 121,600 acres, totaling $235.2 million, excluding transaction costs. For the fourth quarter of 2014, CatchMark also announced solid gains over the comparable three-month period in 2013. Company highlights for the quarter included:

•	Generated total revenues of $20.9 million compared to $7.6 million for fourth quarter 2013, a 177% increase.

•	Produced Adjusted EBITDA of $11.6 million compared to $0.8 million for fourth quarter 2013.

•	Registered net income of $2.2 million compared to a net loss of $6.1 million in the fourth quarter 2013.

•	Increased gross timber sales revenues by 60% to $11.0 million from $6.9 million in fourth quarter 2013.

•	Increased total harvest volume by 58% to 346,000 tons from 218,000 tons in fourth quarter 2013.

•	Realized increases in average net prices for sawtimber and pulpwood of 21% and 1% respectively over fourth quarter 2013.

•	Acquired 77,100 acres of new timberlands in Georgia, Florida and Louisiana for a total of $149.5 million, excluding transaction costs.

•	Completed timberland sales of $9.1 million.

•	Expanded its credit facilities to provide for future acquisitions and growth strategies.

•	Paid a dividend of $0.125 per share to stockholders of record on November 26, 2014.

Jerry Barag, CatchMark’s President and Chief Executive Officer, said: “We continue to execute our strategy buying the highest quality timberlands to sustain long-term growth objectives and increasing the productivity of our holdings to generate sustainable harvest revenues. In exceeding our goals, we have made excellent acquisitions in our target South fiber basket regions, brought these new timberlands into production quickly, improved production on existing timberlands, and solidified relationships with our mill customers.”

Chairman of the Board Willis J. Potts, Jr., said: “These excellent results position us for further gains in 2015 with a goal of continuing to raise our dividend for shareholders and maintain a long-term growth trajectory.”
Results for Fourth Quarter and Full Year 2014
For the quarter ended December 31, 2014, revenues increased to $20.9 million compared to $7.6 million for the quarter ended December 31, 2013, resulting from an increase in timber sales revenue of $4.1 million and an increase in timberland sales revenue of $9.1 million. Of the 60% increase in timber sales revenue, 52% was driven by properties CatchMark acquired in 2014 and 8% was generated by a combination of higher harvest volume and better pricing on the legacy Mahrt timberland as a result of increases in demand.
Net income increased to $2.2 million for the quarter ended December 31, 2014 from a net loss of $6.1 million for the quarter ended December 31, 2013 as a result of a $7.2 million increase in operating income and a $1.2 million decrease in interest expense.

	Three Months Ended December 31, 2013	Changes attributable to:		Three Months Ended December 31, 2014
		Price	Volume
Timber sales(1) (in millions)
Pulpwood	$4.0	$—	$2.1	$6.1
Sawtimber(2)	2.9	0.2	1.8	4.9
	$6.9	$0.2	$3.9	$11.0

(1)	Timber sales are presented on a gross basis.

(2)	Includes sales of chip-n-saw and sawtimber.

For the year ended December 31, 2014, revenues increased to $54.3 million compared to $32.0 million for the year-ended December 31, 2013, resulting from an increase in timber sales revenue of $13.9 million and an increase in timberland sales revenue of $8.2 million. Of the total 52% increase in timber sales revenue, 30% was generated from properties CatchMark acquired in 2014, 17% was driven by higher harvest volume on the Mahrt timberland, and 5% was due to better pricing on the Mahrt timberland as a result of increases in demand.
Net income increased to $0.7 million for the year ended December 31, 2014 from a net loss of $13.2 million for the year ended December 31, 2013 as a result of an $11.7 million increase in operating income, a $2.1 million decrease in interest expense and a $0.2 million increase in interest income.

	Twelve Months Ended December 31, 2013	Changes attributable to:		Twelve Months Ended December 31, 2014
		Price	Volume
Timber sales(1) (in millions)
Pulpwood	$16.8	$0.7	$6.3	$23.8
Sawtimber(2)	9.9	0.6	6.3	16.8
	$26.7	$1.3	$12.6	$40.6

(1)	Timber sales are presented on a gross basis.

(2)	Includes sales of chip-n-saw and sawtimber.

Adjusted EBITDA for Fourth Quarter and Full Year 2014
For the quarter ended December 31, 2014, Adjusted EBITDA was $11.6 million, a $10.8 million increase from the quarter ended December 31, 2013, primarily due to an $8.7 million increase in revenue from net timberland sales, a $2.6 million increase in net timber sales, and a $0.2 million decrease in general and administrative expenses (net of change in stock-based compensation expenses).
For the year ended December 31, 2014, Adjusted EBITDA was $23.7 million, a $20.2 million increase from the year-ended December 31, 2013, primarily due to a $7.8 million increase in revenue from net timberland sales during 2014, a $10.2 million increase in net timber sales, and a $2.6 million decrease in general and administrative expenses (net of change in stock-based compensation expense).
2015 Outlook
CatchMark also announced earnings guidance for full year 2015, expecting Adjusted EBITDA of between $27 million and $31 million up from $23.7 million registered for full year 2014. Harvest volumes are targeted to increase into a range of between 1.7 million and 1.9 million tons, while the harvest volume mix is anticipated to shift to a higher proportion of sawtimber (approximately 45%) and a lower proportion of pulpwood (approximately 55%). Planned land sales are expected to total between $11 million and $13 million. The company projects a net loss of between $13 million and $14 million, primarily resulting from non-cash charges related to depletion driven by the higher harvest volumes and change in product mix.
Barag said: “For 2015, we want to continue on the same highly-disciplined, strategic course which proved successful in 2014, executing on implementing carefully-planned forest management protocols on existing timberlands and acquiring new timberlands which will help improve our product mix, deliver durable earnings, and grow our dividend.”
Employing the proceeds from the company’s recent refinancing, the company will continue its deliberate growth strategy for new acquisitions, focusing at present in the U.S. South by targeting:

•	Markets that demonstrate favorable long-term demand and allow for superior merchandizing to mill customers;

•	Timberland properties with superior productivity characteristics from soil attributes and forest genetics which can provide durable harvest revenue and sustain long-term growth; and

•	Properties with trees at the right age classes to complement existing holdings and support sustainable harvest volumes.
Barag said: “In expanding what we believe is the industry’s highest quality portfolio, we continue to find the best relative value in South “Fiber Basket” markets where the best timber pricing currently exists. On all our timberlands, we look to apply a state-of-the-art forest management regime which can maximize growth, time harvests to meet existing market demand, and ensure high productivity as well as the environmental soundness of our timberlands over the long term.”
Acceleration of the Conversion of Class B-3 Common Stock into Class A Common Stock
CatchMark’s Board of Directors has determined to accelerate the conversion of the company's Class B-3 shares of common stock into Class A shares of common stock from June 12, 2015 to February 27, 2015. On completion of this conversion, all outstanding shares of CatchMark common stock will be shares of Class A common stock, eligible to trade on the New York Stock Exchange.
Potts said: “The staggered conversion of Class B shares successfully helped stabilize the share price and reduce volatility after the initial public offering and so the Board agreed to move up the conversion date.”
When CatchMark listed its shares of common stock on the New York Stock Exchange in December 2013, the company converted shares of common stock into four separate classes in order to manage the staged liquidity of the shares in the public markets: Class A; Class B-1; Class B-2; and Class B-3. The shares of Class B-1 common stock were converted into shares of Class A common stock on June 12, 2014 and the shares of Class B-2 common stock were converted into shares of Class A common stock on December 12, 2014.
Conference Call/Webcast
CatchMark will host a conference call and live webcast at 10 a.m. EST on Tuesday, February 24, 2015 to discuss these results. Investors may listen to the conference call by dialing 888-417-8533 for U.S/Canada and 719-325-2393 for international callers.  Participants will be asked to provide conference I.D. number 6917921. Access to the live webcast will be available at www.catchmark.com. A replay of this webcast will be archived on the company’s website shortly after the call.
About CatchMark
Headquartered in Atlanta, CatchMark Timber Trust, Inc. is a self-administered and self-managed publicly traded REIT that began operations in 2007 and owns interests in approximately 393,300 acres* of timberland located in Alabama, Florida, Georgia, Louisiana and Texas. Listed on the NYSE (CTT), CatchMark provides institutions and individuals an opportunity to invest in a public company focused exclusively on timberland ownership with an objective of producing stockholder returns from sustainably recurring harvests.  For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.
* As of December 31, 2014.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Readers of this press release should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties;  (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; and (viii) potential increases in interest rates could have a negative impact on our business. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.
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Contacts
Investors:                                                              Media:
Brian Davis                                                             Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                                                       (203) 268-0158
info@catchmark.com                                            marybeth@millerryanllc.com

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
($'s in millions, except for per-share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues:
Timber sales	$11.0	$6.9	$40.6	$26.7
Timberland sales	9.1	—	10.7	2.5
Other revenues	0.8	0.7	3.0	2.8
	20.9	7.6	54.3	32.0
Expenses:
Contract logging and hauling costs	4.9	3.4	17.3	13.6
Depletion	4.4	2.3	14.8	8.5
Cost of timberland sales	4.4	—	5.6	1.7
Forestry management expenses	1.2	1.1	3.6	2.8
General and administrative expenses	2.0	3.9	6.2	10.2
Land rent expense	0.2	0.2	0.8	1.0
Other operating expenses	0.8	0.9	2.9	2.8
	17.9	11.8	51.2	40.6
Operating income (loss)	3.0	(4.2)	3.1	(8.6)

Other income (expense):
Interest income	—	—	0.2	—
Interest expense	(0.8)	(2.0)	(2.6)	(4.7)
Loss on interest rate swap	—	0.1	—	0.1
	(0.8)	(1.9)	(2.4)	(4.6)
Net income (loss)	$2.2	$(6.1)	$0.7	$(13.2)

Dividends to preferred stockholder	—	(0.1)	—	(0.4)
Net income (loss) available to common stockholders	$2.2	$(6.2)	$0.7	$(13.6)
Weighted-average common shares outstanding—basic and diluted, in millions	39.4	14.5	31.6	13.1
Per-share information—basic and diluted:
Net income (loss) available to common stockholders	$0.05	$(0.43)	$0.02	$(1.03)
Cash dividends declared per common share	$0.125	$0.110	$0.360	$0.110

ADJUSTED EBITDA
($'s in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$2.2	$(6.1)	$0.7	$(13.2)
Add:
Depletion	4.4	2.3	14.8	8.5
Basis of timberland sold	4.0	—	5.1	1.6
Amortization (1)	0.2	1.2	0.8	1.5
Stock-based compensation expense	0.1	1.8	0.4	1.8
Unrealized gain on interest rate swaps that do not qualify for hedge accounting treatment	—	—	—	(0.1)
Interest expense	0.7	1.6	1.9	3.4
Adjusted EBITDA	$11.6	$0.8	$23.7	$3.5

(1)
For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($'s in millions)

	December 31,
	2014 (unaudited)	2013
Assets:
Cash and cash equivalents	$17.4	$8.6
Accounts receivable	0.8	0.6
Prepaid expenses and other assets	2.8	2.5
Deferred financing costs, less accumulated amortization of $0.2 and $0 as of December 31, 2014 and 2013, respectively	4.2	1.5
Timber assets, at cost:
Timber and timberlands, net	543.1	325.8
Intangible lease assets, less accumulated amortization of $0.9 and $0.9 as of December 31, 2014 and 2013, respectively	—	—
Total assets	$568.3	$339.0

Liabilities:
Accounts payable and accrued expenses	$2.3	$3.1
Other liabilities	3.3	3.7
Note payable and line of credit	118.0	52.2
Total liabilities	123.6	59.0

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 889,500,000 shares authorized; 36,192,968 and 13,900,382 shares issued and outstanding as of December 31, 2014 and 2013, respectively	0.4	0.2
Class B-1 common stock, $0.01 par value; 3,500,000 shares authorized; 0 and 3,164,483 shares issued and outstanding as of December 31, 2014 and 2013, respectively	—	—
Class B-2 common stock, $0.01 par value; 3,500,000 shares authorized; 0 and 3,164,483 shares issued and outstanding as of December 31, 2014 and 2013, respectively	—	—
Class B-3 common stock, $0.01 par value; 3,500,000 shares authorized; 3,164,476 and 3,164,483 shares issued and outstanding as of December 31, 2014 and 2013, respectively	—	—
Additional paid-in capital	612.5	432.1
Accumulated deficit and distributions	(167.3)	(152.6)
Accumulated other comprehensive income (loss)	(0.9)	0.3
Total stockholders’ equity	444.7	280.0
Total liabilities and stockholders’ equity	$568.3	$339.0

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
($'s in millions)

	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net income (loss)	$2.2	$(6.1)	$0.7	$(13.2)
Adjustments to reconcile net loss to net cash from operating activities:
Depletion	4.4	2.3	14.8	8.5
Unrealized gain on interest rate swaps	—	—	—	(0.1)
Other amortization	—	—	0.1	0.1
Stock-based compensation expense	0.1	1.8	0.4	1.8
Noncash interest expense	0.2	1.1	0.7	1.3
Basis of timberland sold	4.0	—	5.1	1.6
Changes in assets and liabilities:
Accounts receivable	—	—	(0.2)	—
Prepaid expenses and other assets	(0.2)	(1.4)	0.6	(1.1)
Accounts payable and accrued expenses	(1.2)	(0.3)	(1.0)	1.4
Due to affiliates	—	(0.4)	—	(1.3)
Other liabilities	(2.4)	(0.6)	(1.4)	(0.1)
Net cash provided by (used in) operating activities	7.1	(3.6)	19.8	(1.1)

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(0.2)	—	(0.9)	(0.5)
Timberland acquisitions	(146.2)	—	(237.5)	(1.7)
Funds released from escrow accounts	—	1.3	—	2.1
Net cash (used in) investing activities	(146.4)	1.3	(238.4)	(0.1)

Cash Flows from Financing Activities:
Proceeds from note payable	234.2	—	320.7	—
Repayments of note payable	(116.3)	(80.2)	(254.9)	(80.2)
Financing costs paid	(2.3)	(1.5)	(3.3)	(1.5)
Issuance of common stock	—	142.1	190.2	142.1
Dividends paid to common stockholders	(4.9)	—	(15.3)	—
Stock issuance costs	—	(11.0)	(10.0)	(11.6)
Share repurchase	—	(0.6)	—	(0.6)
Redemption of preferred stock	—	(37.4)	—	(37.4)
Dividends paid on preferred stock redeemed	—	(11.5)	—	(11.5)
Redemptions of common stock	—	(0.2)	—	(0.7)
Net cash provided by (used in) financing activities	110.7	(0.3)	227.4	(1.4)
Net increase (decrease) in cash and cash equivalents	(28.6)	(2.6)	8.8	(2.6)
Cash and cash equivalents, beginning of period	46.0	11.2	8.6	11.2
Cash and cash equivalents, end of period	$17.4	$8.6	$17.4	$8.6

SELECTED DATA

	2013	2014				FYE	FYE
	Q4	Q1	Q2	Q3	Q4	2013	2014
Timber Sales Volume ('000 tons)
Pulpwood	138	177	236	258	215	636	886
Sawtimber	80	86	125	138	131	283	480
Total	218	263	361	396	346	919	1,366

Delivered % as of total volume	85%	79%	63%	62%	80%	80%	70%
Stumpage % as of total volume	15%	21%	37%	38%	20%	20%	30%

Net timber sales price ($ per ton)
Pulpwood	$13	$14	$13	$13	$13	$12	$13
Sawtimber	$21	$22	$24	$25	$25	$20	$24

Timberland Sales
Gross Sales (1) ('000)	$—	$65	$1,025	$486	$9,074	$2,499	$10,650
Acres Sold	—	29	547	206	2,979	1,167	3,761
Price per acre	$—	$2,250	$1,873	$2,357	$3,046	$2,141	$2,832

Timberland Acquisitions
Gross Acquisitions (1) ('000)	$1,404	$243	$85,376	$—	$149,539	$1,404	$235,158
Acres Acquired	1,786	203	44,321	—	77,088	1,786	121,612
Price per acre ($/acre)	$786	$1,200	$1,926	$—	$1,940	$786	$1,934

Period End Acres ('000)
Fee	247	247	291	291	365	247	365
Lease	31	30	30	30	28	31	28
Total	278	277	321	321	393	278	393
(1) Exclusive of closing costs.